Exhibit 23.1


                          Independent Auditors' Consent



                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation in the Report on Form 6-K dated April 1, 2004, for the month of April 2004 of Elbit Vision Systems Ltd. of our report dated June 25, 2003, on our audit of the consolidated financial statements of Elbit Vision Systems Ltd. and subsidiaries as of December 31, 2002, and for the year then ended.

/s/ LUBOSHITZ KASIERER
An Affiliate Member of Ernst & Young International

Tel-Aviv, Israel
April 1, 2004